EXHIBIT 10.2

FIRST AMENDMENT TO LOAN DOCUMENTS

THIS FIRST AMENDMENT TO LOAN DOCUMENTS (the “Amendment”) is made and entered into effective as of June 30, 2008, by and between AMERICAN ELECTRIC TECHNOLOGIES, INC., a Florida corporation (“Borrower”), JPMORGAN CHASE BANK, N.A., a national association (“Lender”) M & I ELECTRIC INDUSTRIES, INC. (“M&I Guarantor”) and AMERICAN ACCESS TECHNOLOGIES, INC. (“ATT Guarantor”; collectively, “Guarantor”).

RECITALS:

WHEREAS, Borrower and Lender entered into a Letter Loan Agreement dated October 31, 2007 (which as the same may have been or may hereafter be amended from time to time is herein called the “Loan Agreement”; the terms defined therein being used herein as therein defined unless otherwise defined herein); and

WHEREAS, Borrower executed a Security Agreement dated October 31, 2007 (which as the same may have been or may hereafter be amended from time to time is herein called the “Borrower Security Agreement”; the terms defined therein being used herein as therein defined unless otherwise defined herein); and

WHEREAS, M&I Guarantor executed a Security Agreement dated October 31, 2007 (which as the same may have been or may hereafter be amended from time to time is herein called the “M&I Security Agreement”; the terms defined therein being used herein as therein defined unless otherwise defined herein); and

WHEREAS, M&I Guarantor executed a Guaranty Agreement dated October 31, 2007 (which as the same may have been or may hereafter be amended from time to time is herein called the “M&I Guaranty Agreement”; the terms defined therein being used herein as therein defined unless otherwise defined herein); and

WHEREAS, Borrower, Lender and Guarantor desire to amend the Loan Documents to: (i) increase the Borrower’s Loan limit, (ii) extend the Maturity Date, and (iii) amend certain terms and provisions of the Loan Documents.

AGREEMENT:

1. Amendments to the Loan Agreement. The Loan Agreement is, effective the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a) Borrower’s Loan Limit. Subparagraph (a) of Section 1. of the Loan Agreement is hereby amended in its entirety to read as follows:

“(a) Commitment. Subject to the terms and conditions set forth herein, Lender agrees to make loans (each of which is a “Loan”, and collectively the “Loans”) to Borrower, on a revolving basis (the “Borrowing Base Facility”) from time to time during the period commencing on the date hereof and continuing through June 30, 2010 (the “Maturity Date”), the maturity date of the promissory note evidencing the Borrowing Base Facility, such amounts as Borrower may request hereunder; provided, however, the total principal amount (the “Borrower’s Loan Limit”) outstanding at any time shall not exceed the lesser of (i) an amount equal to the Borrowing Base and (ii) $10,000,000 minus the aggregate face amount of any Letters of Credit. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. If at any time the outstanding advances under the Borrowing Base Facility exceed the Borrower’s Loan Limit as shown on any reports delivered to Lender under Section 6(d)(ii) or as indicated by Lender’s own records, Borrower shall, on the date of the delivery of such report to Lender or on the date of notice from Lender as to Lender’s records, prepay on the Borrowing Base Facility such amount as may be necessary to eliminate such excess, plus all accrued but unpaid interest thereon. The sums advanced under the Borrowing Base Facility shall be used for general corporate purposes and working capital. As used in this Agreement, the term “Borrowing Base” shall have the meaning set forth in Exhibit A attached hereto.”

(b) Commitment Fee. A new subparagraph (g) is hereby added to Section 1. of the Loan Agreement as follows:

“(g) Commitment Fee. In consideration of Lender’s commitment to make Loans, Borrower will pay to Lender a commitment fee determined on a daily basis by applying .20% to the unused portion of the Borrower’s Loan Limit on each day during the term of the Borrowing Base Facility, determined for each such day by deducting from the amount of the Borrower’s Loan Limit at the end of such day the Facility Usage. For the purposes of this subparagraph (g), the term “Facility Usage” mean the aggregate amount of outstanding Loans under the Borrowing Base Facility.”

(c) Guarantor. Paragraph (b) of Section 3. is hereby amended in its entirety to read as follows:

“(b) M & I Electric Industries, Inc., a Texas corporation, American Access Technologies, Inc., a Florida corporation, and each Subsidiary of Borrower (collectively, “Guarantor”) shall unconditionally guarantee payment of the Borrowing Base Facility pursuant to guaranties in form and substance acceptable to Lender.”

(d) Net Profit Test. Subparagraph (iii) is hereby added to Section 8(b) to read as follows:

“(iii) Net Profit. Permit its net income for the three month period ending on March 31, 2008 to be less than $1.00; for the six month period ending on June 30, 2008 to be less than $1.00; for the nine month period ending on September 30, 2008 to be less than $1.00; for the twelve month period ending on December 31, 2008 to be less than $1.00; and for the twelve month period ending on March 31, 2009 and each calendar quarter thereafter, to be less than $1.00.”

(e) Definitions. The following definitions set forth on Exhibit A to the Loan Agreement are hereby amended and replaced to read as follows:

“‘Adjusted Base Rate’ means the Prime Rate for such day minus fifty one hundredths percent (0.50%), but in no event less than three percent (3.00%). The Adjusted Base Rate shall in no event, however, exceed the Maximum Rate.”

“‘Borrowing Base’ means, for Borrower and each Subsidiary which is a Guarantor, the amount determined as of a particular date equal to the sum of (a) 80% of Eligible Accounts and (b) 40% of Eligible Inventory up to an amount not to exceed $1,000,000; provided, however, that (i) only Collateral for which the representations and warranties under this Agreement and the other Loan Documents are true and correct at the time of calculation shall be included in the aggregate Borrowing Base, (ii) upon notice to Borrower, Lender at any time and from time to time may adjust the preceding percentage(s) or modify or add categories of eligibility, (iii) if Lender at any time determines any method of valuation overstates the actual fair market value at the time, upon notice to Borrower, Lender may recalculate those values to fair market value, and (iv) in no event shall the Borrowing Base ever exceed the Borrower’s Loan Limit.”

2. Amendments to M&I Guaranty Agreement.

(a) Paragraph A. of the M&I Guaranty Agreement is hereby revised in its entirety to read as follows:

“A. AMERICAN ELECTRIC TECHNOLOGIES, INC., a Florida corporation (“Borrower”), has executed in favor of Lender that certain promissory note of even date herewith, payable to the order of Lender in the principal amount of $10,000,000 (such promissory note, as from time to time amended, and all promissory notes given in substitution, renewal or extension therefor or thereof, in whole or in part, being herein called the “Note”).”

(b) Subparagraph (a) of Section 6. Of the M&I Guaranty Agreement is hereby revised in its entirety to read as follows:

“(a) Organization and Good Standing. Guarantor is a corporation, duly organized or formed, validly existing and in good standing under the laws of the State of Texas and has the power to own its property and to carry on its business in each jurisdiction in which Guarantor operates;”

3. Amendments to Borrower Security Agreement.

(a) Subparagraph (d) of Section 1. of the Borrower Security Agreement is hereby revised in its entirety to read as follows:

“(d) “Indebtedness” shall mean (i) all indebtedness, obligations and liabilities of Debtor to Secured Party of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Secured Party, be or have been payable to or in favor of a third party and subsequently acquired by Secured Party (it being contemplated that Secured Party may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Debtor to Secured Party now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, swap contract, indemnity agreement or otherwise, including, without limitation, that certain promissory note of even date herewith executed by Debtor payable to the order of Secured Party in the principal amount of $10,000,000, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all obligations of Debtor to Secured Party under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all costs and expenses incurred by Secured Party in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above.”

(b) Subparagraph (g) of Section 10. of the Borrower Security Agreement is hereby revised in its entirety to read as follows:

“(g) Venue. This Agreement has been entered into in Harris County, Texas, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in the county or judicial district where this Agreement has been executed and delivered.”

4. Amendment to M&I Security Agreement. Subparagraph (d) of Section 1. of the M&I Security Agreement is hereby amended in its entirety to read as follows:

“(d) “Indebtedness” shall mean (i) all indebtedness, obligations and liabilities of Debtor to Secured Party of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Secured Party, be or have been payable to or in favor of a third party and subsequently acquired by Secured Party (it being contemplated that Secured Party may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Debtor to Secured Party now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, swap contract, indemnity agreement or otherwise, including, without limitation, that certain promissory note of even date herewith executed by American Electric Technologies, Inc. (“Borrower”) payable to the order of Secured Party in the principal amount of $10,000,000, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all obligations of Debtor to Secured Party under any documents evidencing, guaranteeing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all costs and expenses incurred by Secured Party in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above.”

5. Conditions of Effectiveness. This Amendment shall become effective when, and only when, Lender shall have received counterparts of this Amendment executed by Borrower and Sections 1 through 4 hereof shall become effective when, and only when, Lender shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Lender (which date shall be the same for all such documents), in form and substance satisfactory to the Lender:

(a) A certificate of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment, and the matters contemplated hereby;

(b) A certificate of the Board of Directors of M&I Guarantor authorizing the execution, delivery and performance of this Amendment, and the matters contemplated hereby;

(c) A $10,000,000 Revolving Credit Note;

(d) A Security Agreement executed by American Access Technology, Inc.;

(e) A Guaranty executed by American Access Technology, Inc;

(f) A certificate of the Board of Directors of American Access Technology, Inc. authorizing the execution, delivery and performance of the Guaranty and Security Agreement and the matters contemplated thereby; and

(g) Any and all other documentation as Lender may reasonably require.

6. Representations and Warranties of Borrower. Borrower represents and warrants as follows:

(a) Borrower is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Borrower enforceable in accordance with its terms. This Amendment does not violate any provisions of Borrower’s Articles of Incorporation, By-Laws, or any contract, agreement, law or regulation to which Borrower is subject, and does not require the consent or approval of any regulatory authority or governmental body of the United States or any state.

(b) The representations and warranties made by Borrower in the Loan Agreement are true and correct as of the date of this Amendment.

(c) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

7. Reference to and Effect on the Loan Documents.

(a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the Loan Documents shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended above, the Loan Agreement and the Note(s), and all other instruments securing or guaranteeing Borrower’s obligations to Lender (collectively, the “Loan Documents”) shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Loan Documents and all collateral described therein do and shall continue to secure the payment of all obligations of Borrower under the Loan Agreement and the Note(s), as amended hereby, and under the other Loan Documents.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

8. Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Lender. In addition, Borrower shall pay any and all fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

11. Facsimile Documents and Signatures. For purposes of negotiating and finalizing this Amendment, if this document or any document executed in connection with it is transmitted by facsimile machine, it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

12. Joinder of Guarantor. M & I Electric Industries, Inc. and American Access Technologies, Inc., Guarantor as defined in the Loan Agreement, join in the execution of this Amendment to evidence Guarantor’s consent to the terms hereof, to confirm Guarantor’s continuing obligations under the terms of the Guaranty Agreement, and to acknowledge that without such consent and confirmation, Lender would not enter into this Amendment or otherwise consent to the terms hereof. Additionally, Guarantor represents to Lender that Guarantor is duly authorized and empowered to execute, deliver and perform this Amendment, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Guarantor enforceable in accordance with its terms.

13. Final Agreement. THIS WRITTEN AMENDMENT OF LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

BORROWER:

AMERICAN ELECTRIC TECHNOLOGIES, INC.

		By:	/s/ John H. Untereker
John H. Untereker, Senior Vice President and CFO

LENDER:

JPMORGAN CHASE BANK, N.A.

		By:	/s/ Carlos Valdez, Jr.
Carlos Valdez, Jr., Senior Vice President

GUARANTOR:

M & I ELECTRIC INDUSTRIES, INC.

By:	/s/ John H. Untereker
John H. Untereker, Senior Vice President and CFO

AMERICAN ACCESS TECHNOLOGIES, INC.

By:	/s/ Arthur Dauber
Arthur Dauber, CEO